Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-197347

Prospectus Supplement No. 2

(to Prospectus dated July 24, 2014 and Prospectus Supplement No. 1 dated August 12, 2014)

BRAINSTORM CELL THERAPEUTICS INC.

84,000,000 Shares of Common Stock

This prospectus supplement, together with the prospectus listed above, is to be used by certain holders of the above-referenced securities or by their pledgees, donees, transferees or other successors-in-interest in connection with the offer and sale of such securities.

This prospectus supplement updates and should be read in conjunction with the prospectus dated July 24, 2014 (as supplemented to date), which is to be delivered with this prospectus supplement. Such documents contain information that should be considered when making your investment decision. To the extent there is a discrepancy between the information contained herein and the information in the prospectus, the information contained herein supersedes and replaces such conflicting information.

This prospectus supplement consists of Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2014 (the “Form S-8”).

Our common stock is traded on the OTCQB Marketplace, operated by OTC Markets Group, under the symbol “BCLI”. On August 26, 2014, the last reported sales price for our common stock was $0.30 per share.

Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 8 of the Prospectus, as supplemented or amended by the prospectus supplements filed to date, to read about factors you should consider.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 2 is August 27, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8133057
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

605 Third Avenue, 34th Floor, New York, NY	10158
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan

2014 Global Share Option Plan

(Full Title of the Plan)

Anthony Fiorino

Chief Executive Officer

Brainstorm Cell Therapeutics Inc.

605 Third Avenue, 34th Floor

New York, New York 10158

(Name and Address of Agent for Service)

(646) 666-3188

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

425 Boylston Street, 3rd Floor

Boston, Massachusetts 02116

(617) 399-6931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00005 par value, reserved for issuance pursuant to the 2014 Stock Incentive Plan and the 2014 Global Share Option Plan (2)	9,000,000 shares	$0.292	(3)	$2,628,000	(3)	$339

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“ Securities Act ”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2014 Stock Incentive Plan or 2014 Global Share Option Plan (together, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	The pool of shares available for issuance under the 2014 Stock Incentive Plan is the same pool of shares reserved and available for issuance under the 2014 Global Share Option Plan and, accordingly, shares issued pursuant to awards under either plan shall reduce the number of shares available for future issuance under each plan.
(3)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on August 21, 2014 as reported on the OTC Markets Group in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.  Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)             The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)             All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)             The description of the securities contained in the Registrant’s registration statement on Form S-1 (File No. 333-197347) filed with the Commission on July 10, 2014 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities has been passed upon by BRL Law Group LLC. Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, is eligible to participate in the Registrant’s 2014 Stock Incentive Plan and from time to time the Registrant may make awards under that Plan in exchange for BRL Law Group LLC’s services to the Company. As of August 21, 2014, Mr. Rosedale beneficially owned 706,324 shares of the Registrant’s Common Stock.

Item 6.  Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any controlling persons, director or officer of the Registrant is insured or indemnified in any manner against any liability which he or may incur in his or her capacity as such.

The Certificate of Incorporation of the Registrant provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of the Registrant, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware General Corporation Law.

The Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify its present and former directors and officers to the maximum extent permitted under the Delaware General Corporation Law.  In addition, under the Registrant’s Bylaws the Registrant may purchase and maintain insurance on behalf of any person who is or was serving as a director, officer, employee or agent of the Registrant, or of another entity at the request of the Registrant.

Indemnification may not apply in certain circumstances to actions arising under the federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to either Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teaneck, State of New Jersey on August 26, 2014.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Anthony Fiorino
Anthony Fiorino
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc., hereby severally constitute and appoint Anthony Fiorino, Chaim Lebovits and Liat Sossover, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Anthony Fiorino	Chief Executive Officer	August 26, 2014
Anthony Fiorino	(Principal Executive Officer)

/s/ Liat Sossover	Chief Financial Officer	August 24, 2014
Liat Sossover	(Principal Financial and Accounting Officer)

/s/ Irit Arbel	Director	August 26, 2014
Irit Arbel

/s/ Mordechai Friedman	Director	August 25, 2014
Mordechai Friedman

/s/ Alon Pinkas	Director	August 26, 2014
Alon Pinkas

/s/ Chen Schor	Director	August 26, 2014
Chen Schor

	Director	August __, 2014
Robert Shorr

/s/ Malcolm Taub	Director	August 26, 2014
Malcolm Taub

/s/ Uri Yablonka	Director	August 25, 2014
Uri Yablonka

EXHIBIT INDEX

Exhibit Number	Description

4.1	Agreement and Plan of Merger, dated as of November 28, 2006, by and between Brainstorm Cell Therapeutics Inc., a Washington corporation, and Brainstorm Cell Therapeutics Inc., a Delaware corporation, incorporated herein by reference to Appendix A of the Registrant’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.2	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., a Delaware corporation, incorporated herein by reference to Appendix B of the Registrant’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.3	ByLaws of Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix C of the Registrant’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.4	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated March 27, 2007 (File No. 333-61610).

5.1*	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in Exhibit 5.1).

23.2*	Consent of Brightman Almagor Zohar & Co., Independent Registered Public Accounting Firm.

23.3*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1*	Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.

99.2*	Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.

* Filed herewith.